EXHIBIT 1
                      JOINT FILING AGREEMENT

The undersigned hereby agree to jointly file a statement on
Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be signed in counterpart copies.



Dated:  February 25, 2003            ST. CLOUD CAPITAL PARTNERS, LP

                                     By:  s/ Marshall S. Geller
                                     ------------------------------
                                     Name:  Marshall S. Geller
                                     Title: Partner


Dated:  February 25, 2003            SCGP, LLC

                                     By: /s/ Cary Fitchey
                                     ------------------------------
                                     Name:  Cary Fitchey
                                     Title: Managing Member


Dated:  February 25, 2003            ST. CLOUD CAPITAL, LLC

                                     /s/ Cary Fitchey
                                     ------------------------------
                                     Name:  Cary Fitchey
                                     Title: Managing Member



Dated:  February 25, 2003            MARSHALL S. GELLER
                                     By:  /s/ Marshall S. Geller
                                     ------------------------------
                                     Marshall S. Geller



Dated:  February 25, 2003            CARY FITCHEY
                                     By:  /s/ Cary Fitchey
                                     ------------------------------
                                     Cary Fitchey